Exhibit 99.1 Third Quarter 2018 Financial and operating results for the period ended September 30, 2018 November 1, 2018 Unless otherwise specified, comparisons in this presentation are between 3Q17 and 3Q18. CNO Financial Group | 2017 Investor Day | June 5, 2017 1

Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press releases issued on October 31, 2018, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 2

Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes and amendment related to the agent deferred compensation plan, loss related to reinsurance transaction, other non-operating items, corporate interest expense and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 3

CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 4

Quarter in Review • All growth scorecard metrics up Operating • Sales increased in all segments Performance • Operating EPS up 18% Strong • Book value per diluted share (excluding AOCI)1 of $19.28 • Progress on growth initiatives • Closed long-term care reinsurance Building on transaction Track Record of − Significantly de-risked the balance sheet Execution − Capital metrics exceeded expectations post-transaction • Moody’s upgrade to investment grade 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 5

# Growth Scorecard ($ millions)

All Growth Scorecard metrics positive compared to same quarter 2017

**Drive Growth**

| | 2017 | | | | 2018 | | | % Change |
|---|---|---|---|---|---|---|---|---|
| | 1Q | 2Q | 3Q | 4Q | 1Q | 2Q | 3Q | Q/Q |
| ***New Annualized Premium*** [1] | | | | | | | | |
| Life Insurance | $41.5 | $36.0 | $34.3 | $33.6 | $36.9 | $36.9 | $37.4 | 9.0% |
| Health Insurance | 46.4 | 45.9 | 43.1 | 51.8 | 41.2 | 44.9 | 44.3 | 2.8% |
| Total Life & Health Insurance | $87.9 | $81.9 | $77.4 | $85.4 | $78.1 | $81.8 | $81.7 | 5.6% |
| ***Collected Premiums*** | | | | | | | | |
| Bankers Life | $637.1 | $633.0 | $596.9 | $651.1 | $627.0 | $653.4 | $635.7 | 6.5% |
| Washington National | 173.1 | 167.5 | 164.2 | 168.6 | 176.2 | 172.8 | 167.5 | 2.0% |
| Colonial Penn | 74.5 | 72.5 | 72.6 | 72.0 | 75.3 | 73.8 | 74.0 | 1.9% |
| Sub-total | 884.7 | 873.0 | 833.7 | 891.7 | 878.5 | 900.0 | 877.2 | 5.2% |
| LTC in run-off | 55.3 | 52.0 | 48.7 | 49.2 | 49.6 | 47.6 | 44.9 | -7.8% |
| Total CNO | $940.0 | $925.0 | $882.4 | $940.9 | $928.1 | $947.6 | $922.1 | 4.5% |

**Expand to the Right**

| | 1Q 2017 | 2Q 2017 | 3Q 2017 | 4Q 2017 | 1Q 2018 | 2Q 2018 | 3Q 2018 | % Change Q/Q |
|---|---|---|---|---|---|---|---|---|
| ***Annuity Collected Premiums*** | | | | | | | | |
| Bankers Life | $257.5 | $264.3 | $236.5 | $272.3 | $251.4 | $287.0 | $270.5 | 14.4% |
| ***Client Assets in Brokerage and Advisory*** [2] | | | | | | | | |
| Bankers Life | $812.9 | $865.9 | $927.6 | $1,006.9 | $1,031.4 | $1,088.5 | $1,187.6 | 28.0% |
| ***Fee Revenue*** [3] | | | | | | | | |
| Bankers Life | $16.1 | $8.7 | $8.9 | $8.5 | $19.0 | $10.0 | $10.2 | 14.6% |

1 Measured as 100% of new term life and health annualized premiums and 10% of single premium whole life deposits.
2 Client assets include cash and securities in brokerage and managed advisory accounts.
3 Fee revenue for 2017 periods revised to reflect the revenue recognition accounting policy that went into effect January 1, 2018.

CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 6

Segment Update Key Initiatives Results • Life/Health NAP up 2% • Total collected premiums up 7% Reinvigorate growth • New/enhanced products moving from pilot to scale • Annuity first year collected premiums up 14% • Annuity account values increased 5% Expand to the Right • More than $1B total client assets at BD/RIA • BD/RIA net inflows of $70.5 million • Fee revenue1 up 15% • Financial Advisor count up 25% Reshape the agent force • Financial Advisors responsible for 48% of and optimize productivity annuities sold • Quarterly producing agent count up 1% 1 Fee revenue for prior periods revised to reflect the revenue recognition accounting policy that went into effect January 1, 2018 CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 7

Segment Update Key Initiatives Results • Life/Health NAP up 2% Maintain growth momentum • Total collected premiums up 2% • NAP growth in 6 of last 7 quarters • $1.5M in sales from geographic expansion; Expand geographically $3.2M YTD • 14 state expansion • Life sales up 25% Enhance product portfolio • Early results of short-term care pilot encouraging • Worksite sales up 12% Advance worksite capabilities • Worksite supplemental health sales up 9%; Life sales up 28% CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 8

Segment Update Key Initiatives Results • NAP up 19% Continue sales growth • Total collected premium up 2% Expand web/digital • Web/Digital NAP up 40% sales capabilities Improve sales productivity • Ongoing benefits of technology and efficiency enhancements Enhance product portfolio • Pilot launches in 2019/2020 CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 9

# Earnings Highlights ($ millions, except per share data)

## Financial Highlights

- Net loss per diluted share of $3.22
  - Loss on LTC reinsurance transaction of $4.01 per share
- Net operating income per diluted share[1] of $0.53
- Operating ROE[1] of 10.2%
- Holding company cash and investments of $166 million
- Estimated consolidated RBC ratio of 450%
  - Year-end RBC reduced by 25 points due to tax reform and other changes
- Expect Free Cash Flow (FCF) generation of ~$350 million annually

## Financial Results



Net Operating Income Per Share¹
Net Operating Income Per Share Excluding Significant Items¹
$0.45
$0.44
$0.53
$0.53

| | 3Q17 | 3Q18 |
|---|---|---|
| Net Operating Income[1] | $76.7 | $87.5 |
| Net Operating Income Excl. Significant Items[1] | $74.7 | $87.5 |
| Weighted Average Shares Outstanding (in millions) | 171.0 | 164.6 |

1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 10

1 Segment Results ($ millions) Segment Adjusted EBIT Excluding Significant Items2 3Q17 4Q17 1Q18 2Q18 3Q18 Segment Highlights • Bankers Life results reflect favorable $95.3 $88.6 $90.7 $94.4 mortality and investment results, offset Bankers Life $76.7 by lower Med Supp margins • Washington National results reflect $34.3 $30.3 Washington $27.5 $24.7 $25.4 higher supplemental health margins National • Colonial Penn results reflect higher Life margins offset by higher advertising $6.0 $5.9 $6.1 Colonial $5.4 spend to drive profitable sales growth Penn ($0.4) − 2018 total adjusted EBIT guidance of $12-18 million LTC in $10.6 $10.9 $10.5 $8.5 $2.1 run-off • LTC in run-off results reflect favorable incurred claims in 3Q17 Corporate • Corporate results reflect favorable ($14.9) ($3.3) ($11.8) ($15.5) ($14.0) investment income and expenses Total CNO $124.5 $126.8 $105.6 $116.0 $121.1 1 Results reflect changes we made to our segment reporting. All prior period segment disclosures have been revised to move the long-term 2 A non-GAAP measure. See the Appendix for a reconciliation to care block ceded to Wilton Re from Bankers Life segment to Long-term care in run-off segment. the corresponding GAAP measure. CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 11

Health Margins ($ millions) Bankers Life Medicare Bankers Life Long-term Care Washington National Supplement Benefit Ratio IABR1,2 Supplemental Health IABR1 $195 $193 $193 $192 $192 $147 $149 $151 $152 $152 75.6% 73.3% 73.1% 72.0% 70.7% $65 $65 $64 $64 $64 59.0% 56.6% 56.6% 56.9% 79.0% 54.4% 76.1% 73.3% 73.9% 76.3% 3Q17 4Q17 1Q18 2Q18 3Q18 3Q17 4Q17 1Q18 2Q18 3Q18 3Q17 4Q17 1Q18 2Q18 3Q18 Earned Premium Earned Premium Earned Premium Reported Benefit Ratio Reported IABR Reported Benefit Ratio . Benefit ratio of 75.6%, reflecting . IABR1,2 of 79.0%, due to lower earned . IABR1 of 56.9%, reflecting higher unfavorable claims and lower sales premium and unfavorable claims sales and continuation of favorable claims experience . Benefit ratio guidance maintained . IABR1,2 guidance on retained at 71-74% for fourth quarter 2018 Bankers Long-term Care of 74-79% . IABR1 guidance maintained at 56- for fourth quarter 2018 59% for fourth quarter 2018 1 Interest-adjusted benefit ratio (IABR); a non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. 2 Retained LTC block only CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 12

Committed to Long-term Shareholder Value Creation Continued progress on strategic initiatives Effectively deploy excess capital Extend depth and breadth of product offerings Leverage diverse distribution channels and unique product combination Expand to the Right Enhance customer experience Growth in sales, earnings, FCF, and ROE CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 13

Questions and Answers CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 14

Appendix CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 15

Investment Results ($ millions) Average Invested Assets and Cash Quarter Highlights $24,286 $24,580 $24,642 $24,823 $24,971 . New money rate of 4.82%, reflects continuation of up-in-quality strategy $325.9 $329.1 $325.1 $328.2 $332.0 . Strong alternatives performance Net Investment across the board Income . Continued favorable credit performance reflected in low impairments 3Q17 4Q17 1Q18 2Q18 3Q18 New Money Rate 5.38% 5.16% 5.36% 4.80% 4.82% . Unrealized gain reduced by $503.9 mm to $580.3 mm primarily due to reinsurance Earned Yield1: 5.51% 5.43% 5.44% 5.40% 5.44% transaction and secondly due to higher rates Pre- Pay/Call/Make- $16.9 $11.7 $4.4 $3.8 $5.4 whole Income . Reinsurance transaction has non-substantial Alternative Investment $8.9 $10.2 $19.9 $12.4 $16.8 impact on asset allocation, general account Income liquidity, credit quality, and ALM at LOB level Impairments $4.7 $4.6 - - $2.1 1 Earned Yield excludes assets held in our FHLB matchbook program. CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 16

Agent Counts Producing agent count returns to growth; 1 out of every 8 Bankers Life agents is a financial advisor 2017 2018 % Change Bankers Life  1Q 2Q 3Q 4Q 1Q 2Q 3Q Q/Q Total Quarterly Average Producing Agents        4,250        4,291        4,109        4,029        3,999        4,167        4,168 1.4% Total LTM Average Producing Agents  1       4,404       4,324       4,243       4,171       4,108       4,076      4,091 ‐3.6% Quarterly Average Financial Advisors            378            403            428            468            483            499            534 24.8% Washington National  Total Quarterly Average Producing Agents 670 693 692 690 668 676 710 2.6% Total LTM Average Producing Agents  1 680 684 686 687 686 682 686 0.0% 1 Prior method of disclosing agent count Producing Agents are agents that have submitted at least one policy in the month Financial advisors are agents who are licensed to sell certain securities brokerage products and services Quarterly average agent and advisor counts represent the average of the last 3 months. Last Twelve Months (LTM) average represents the average of the last 12 months. CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 17

# Broker-Dealer and Registered Investment Advisor Disclosures

($ millions)

| | | 2017 | | | | 2018 | | |
|---|---|---|---|---|---|---|---|---|
| | | 1Q | 2Q | 3Q | 4Q | 1Q | 2Q | 3Q |
| ***Net New Client Assets in Brokerage and Advisory*** [1] | Brokerage | $4.2 | $10.9 | $4.7 | $15.2 | $12.2 | $3.1 | $26.3 |
| | Advisory | 17.9 | 26.7 | 32.3 | 39.1 | 50.5 | 49.1 | 44.2 |
| | Total | $22.1 | $37.6 | $37.0 | $54.3 | $62.7 | $52.2 | $70.5 |
| ***Client Assets in Brokerage and Advisory*** [1] ***at end of period*** | Brokerage | $748.7 | $771.2 | $798.2 | $831.3 | $806.7 | $813.6 | $860.4 |
| | Advisory | 63.9 | 92.2 | 127.5 | 171.3 | 219.1 | 268.1 | 317.6 |
| | Total | $812.6 | $863.4 | $925.7 | $1,002.6 | $1,025.8 | $1,081.7 | $1,178.0 |

1 Client assets include cash and securities in brokerage and managed advisory accounts. Net new client assets includes total inflows of cash and securities into brokerage and managed advisory accounts less outflows. Inflows include interest and dividends and exclude changes due to market fluctuations.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601

CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 18

3Q18 Holding Company Liquidity($ millions) 3Q18 FY18 Cash and Investments Balance - Beginning $376.0 $396.6 Sources Dividends from Insurance Subsidiaries 28.0 99.5 Dividends from Non-insurance Subsidiaries - 11.0 Management Fees 27.7 82.7 Surplus Debenture Interest 21.8 45.9 Earnings on Corporate Investments 4.4 12.3 Net Intercompany Settlements and Other 4.9 (0.1) Total Sources 86.8 251.3 Uses Contributions to Insurance Subsidiaries 265.0 265.0 Share Repurchases - 60.5 Interest Expense 1.0 23.3 Common Stock Dividends 16.5 48.4 Tax Payments - 26.0 General Expenses & Other 14.4 54.9 Total Uses 296.9 478.1 Mark-to-market Changes in Investment Balances - (3.9) Cash and Investments Balance - September 30, 2018 $165.9 $165.9 CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 19

Tax Asset Summary ($ millions) Loss Carryforwards Details $685 . Total estimated economic value of NOLs of $356 million @ 10% Life       $195  discount rate (~$2.16 on per share basis) . Life NOLs are expected to offset Non‐Life  $490 80% of life taxable income until fully utilized. Non-life NOLs are expected to offset 100% of non-life Non-Life(2) $182 taxable income and 35% of the remaining life taxable income not Loss Carryforwards (1) Valuation Allowance (2) offset by life NOLs through 2023 1 Excludes $20 million related to state operating loss carryforwards. 2 Excludes $7 million related to state operating loss carryforwards. CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 20

3Q17 Significant Items The table below summarizes the financial impact of significant items on our 3Q17 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). Three months ended September 30, 2017 Excluding significant Actual results Significant items items Net Operating Income: Bankers Life $ 95.3 $ - $ 94.3 27.5 - 27.5 Washington National 9.0 (3.0) 6.0 Colonial Penn (1) 11.6 Long-term care in run-off 10.6 - 142.4 (3.0) 139.4 Adjusted EBIT from business segments (14.9) - (14.9) Corporate Operations, excluding corporate interest expense 127.5 (3.0) 124.5 Adjusted EBIT (11.7) - (11.7) Corporate interest expense 115.8 (3.0) 112.8 Operating earnings before tax 39.1 (1.0) 38.1 Tax expense on operating income Net operating income * $ 76.7 $ (2.0) $ 74.7 Net operating income per diluted share* $ 0.45 $ (0.01) $ 0.44 (1) Pre-tax earnings in the Colonial Penn segment reflects a $3.0 million out-of-period adjustment and refinement to liabilities for insurance products identified in conjunction with periodic updating of assumptions. * A non-GAAP measure. See pages 24 and 26 for a reconciliation to the corresponding GAAP measure. CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 21

# 4Q17 Significant Items

The table below summarizes the financial impact of significant items on our 4Q17 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

| | Three months ended December 31, 2017 | | |
|---|---|---|---|
| | Actual results | Significant items | Excluding significant items |
| Net Operating Income: | | | |
| Bankers Life | $ 99.4 | $ (10.8) (1) | $ 88.6 |
| Washington National | 23.7 | 1.0 (1) | 24.7 |
| Colonial Penn | 5.9 | - | 5.9 |
| Long-term care in run-off | 10.9 | - | 10.9 |
| Adjusted EBIT from business segments | 139.9 | (9.8) | 130.1 |
| Corporate Operations, excluding corporate interest expense | (3.3) | - | (3.3) |
| Adjusted EBIT | 136.6 | (9.8) | 126.8 |
| Corporate interest expense | (11.7) | - | (11.7) |
| Operating earnings before tax | 124.9 | (9.8) | 115.1 |
| Tax expense on operating income | 39.1 | (3.4) | 35.7 |
| Net operating income * | $ 85.8 | $ (6.4) | $ 79.4 |
| Net operating income per diluted share* | $ 0.51 | $ (0.04) | $ 0.47 |

(1) Pre-tax earnings in the Bankers Life and Washington National segments reflect $10.8 million of favorable impacts and $1.0 million of unfavorable impacts, respectively, from our comprehensive annual actuarial review of assumptions.

* A non-GAAP measure. See pages 24 and 26 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018

22

# 1Q18 Significant Items

The table below summarizes the financial impact of significant items on our 1Q18 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

| | Three months ended March 31, 2018 | | |
|---|---|---|---|
| | Actual results | Significant items | Excluding significant items |
| Net Operating Income: | | | |
| Bankers Life | $ 77.5 | $ (0.8) (1) | $ 76.7 |
| Washington National | 34.3 | - | 34.3 |
| Colonial Penn | (1.5) | 1.1 (2) | (0.4) |
| Long-term care in run-off | 12.0 | (1.5) (3) | 10.5 |
| Adjusted EBIT from business segments | 122.3 | (1.2) | 121.1 |
| Corporate Operations, excluding corporate interest expense | (15.5) | - | (15.5) |
| Adjusted EBIT | 106.8 | (1.2) | 105.6 |
| Corporate interest expense | (11.9) | - | (11.9) |
| Operating earnings before tax | 94.9 | (1.2) | 93.7 |
| Tax expense on operating income | 21.0 | (0.3) | 20.7 |
| Net operating income * | $ 73.9 | $ (0.9) | $ 73.0 |
| Net operating income per diluted share* | $ 0.44 | $ (0.01) | $ 0.43 |

(1) Pre-tax earnings in the Bankers Life segment included the $0.8 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

(2) Pre-tax earnings in the Colonial Penn segment included a $1.1 million out-of-period adjustment which increased reserves on closed block payout annuities.

(3) Pre-tax earnings in the Long-term care in run-off segment included the $1.5 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

* A non-GAAP measure. See pages 24 and 26 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018

23

# Quarterly Earnings

($ millions)

| | 3Q17 | 4Q17 | 1Q18 | 2Q18 | 3Q18 |
|---|---|---|---|---|---|
| Bankers Life | $ 95.3 | $ 99.4 | $ 77.5 | $ 90.7 | $ 94.4 |
| Washington National | 27.5 | 23.7 | 34.3 | 25.4 | 30.3 |
| Colonial Penn | 9.0 | 5.9 | (1.5) | 5.4 | 6.1 |
| Long-term care in run-off | 10.6 | 10.9 | 12.0 | 8.5 | 2.1 |
| Adjusted EBIT from business segments | 142.4 | 139.9 | 122.3 | 130.0 | 132.9 |
| Corporate operations, excluding interest expense | (14.9) | (3.3) | (15.5) | (14.0) | (11.8) |
| Adjusted EBIT* | 127.5 | 136.6 | 106.8 | 116.0 | 121.1 |
| Corporate interest expense | (11.7) | (11.7) | (11.9) | (11.9) | (12.1) |
| Operating earnings before taxes | 115.8 | 124.9 | 94.9 | 104.1 | 109.0 |
| Tax expense on period income | 39.1 | 39.1 | 21.0 | 22.2 | 21.5 |
| Net operating income | 76.7 | 85.8 | 73.9 | 81.9 | 87.5 |
| Net realized investment gains (losses), net of related amortization | 28.5 | (2.0) | (15.2) | 10.6 | 31.7 |
| Fair value changes in embedded derivative liabilities, net of related amortization | 2.3 | 5.5 | 25.1 | 8.3 | 22.9 |
| Fair value changes related to the agent deferred compensation plan | (13.4) | 1.2 | - | 11.0 | - |
| Loss related to reinsurance transaction | - | - | - | - | (704.2) |
| Other | (3.3) | (4.2) | 3.3 | (4.2) | 0.8 |
| Non-operating income (loss) before taxes | 14.1 | 0.5 | 13.2 | 25.7 | (648.8) |
| Income tax expense (benefit): | | | | | |
| On non-operating income (loss) | 5.0 | 0.1 | 2.8 | 5.4 | (136.3) |
| Valuation allowance for deferred tax assets and other tax items | (15.0) | 157.1 | - | - | 104.8 |
| Net non-operating income (loss) | 24.1 | (156.7) | 10.4 | 20.3 | (617.3) |
| Net income (loss) | $ 100.8 | $ (70.9) | $ 84.3 | $ 102.2 | $ (529.8) |

*Management believes that an analysis of earnings before net realized investment gains (losses), fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss related to reinsurance transaction, other non-operating items, corporate interest expense and taxes ("Adjusted EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) net realized investment gains (losses); (2) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (3) fair value changes related to the agent deferred compensation plan; (4) loss related to reinsurance transaction; (5) charges in the valuation allowance for deferred tax assets and other tax items; and (6) other non-operating items consisting primarily of earnings attributable to variable interest entities. The table above provides a reconciliation of Adjusted EBIT to net income.

CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 24

Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss related to reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 25

# Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income(loss) applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts):

| | 3Q17 | 4Q17 | 1Q18 | 2Q18 | 3Q18 |
|---|---|---|---|---|---|
| Net income(loss) applicable to common stock | $ 100.8 | $ (70.9) | $ 84.3 | $ 102.2 | $ (529.8) |
| Non-operating items: | | | | | |
| Net realized investment (gains) losses, net of related amortization | (28.5) | 2.0 | 15.2 | (10.6) | (31.7) |
| Fair value changes in embedded derivative liabilities, net of related amortization | (2.3) | (5.5) | (25.1) | (8.3) | (22.9) |
| Fair value changes related to the agent deferred compensation plan | 13.4 | (1.2) | - | (11.0) | - |
| Loss related to reinsurance transaction | - | - | - | - | 704.2 |
| Other | 3.3 | 4.2 | (3.3) | 4.2 | (0.8) |
| Non-operating (income) loss before taxes | (14.1) | (0.5) | (13.2) | (25.7) | 648.8 |
| Income tax (expense) benefit: | | | | | |
| On non-operating (income) loss | (5.0) | (0.1) | (2.8) | (5.4) | 136.3 |
| Valuation allowance for deferred tax assets and other tax items | 15.0 | (157.1) | - | - | (104.8) |
| Net non-operating (income) loss | (24.1) | 156.7 | (10.4) | (20.3) | 617.3 |
| Net operating income (a non-GAAP financial measure) | $ 76.7 | $ 85.8 | $ 73.9 | $ 81.9 | $ 87.5 |
| Per diluted share: | | | | | |
| Net income(loss) | $ 0.59 | $ (0.42) | $ 0.50 | $ 0.61 | $ (3.22) |
| Net realized investment (gains) losses (net of related amortization and taxes) | (0.11) | 0.01 | 0.07 | (0.05) | (0.15) |
| Fair value changes in embedded derivative liabilities (net of related amortization and taxes) | (0.01) | (0.02) | (0.12) | (0.04) | (0.11) |
| Fair value changes related to the agent deferred compensation plan (net of taxes) | 0.05 | (0.01) | - | (0.05) | - |
| Loss related to reinsurance transaction (net of taxes) | - | - | - | - | 4.01 |
| Valuation allowance for deferred tax assets and other tax items | (0.09) | 0.94 | - | - | - |
| Other | 0.02 | 0.01 | (0.01) | 0.02 | - |
| Net operating income (a non-GAAP financial measure) | $ 0.45 | $ 0.51 | $ 0.44 | $ 0.49 | $ 0.53 |

CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 26

Information Related to Certain Non-GAAP Financial Measures A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): 3Q17 4Q17 (a) 1Q18 2Q18 3Q18 (b) Operating income$ 76.7 $ 85.8 $ 73.9 $ 81.9 $ 87.5 Weighted average shares outstanding for basic earnings per share 168,684 167,428 167,060 166,098 164,551 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 2,298 - 2,617 1,880 - Weighted average shares outstanding for diluted earnings per share 170,982 167,428 169,677 167,978 164,551 Net operating income per diluted share$ 0.45 $ 0.51 $ 0.44 $ 0.49 $ 0.53 (a) Equivalent common shares of 2,750 were not included in the diluted weighted average shares outstanding due to the net loss recognized in 4Q17. (b) Equivalent common shares of 2,146 were not included in the diluted weighted average shares outstanding due to the net loss recognized in 3Q18. CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 27

# Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. Management believes this adjustment to the December 31, 2017 non-GAAP measure is useful because it removes the tax effects stranded in accumulated other comprehensive income as a result of accounting rules which require the effects of the Tax Reform Act on deferred tax balances to be recorded in earnings, even if the balance was originally recorded in accumulated other comprehensive income.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

| | 3Q17 | 4Q17 | 1Q18 | 2Q18 | 3Q18 |
|---|---|---|---|---|---|
| Total shareholders' equity | $ 4,881.7 | $ 4,847.5 | $ 4,617.2 | $ 4,454.9 | $ 3,619.9 |
| Shares outstanding for the period | 167,762,323 | 166,857,931 | 167,354,255 | 164,433,085 | 164,634,365 |
| Book value per share | $ 29.10 | $ 29.05 | $ 27.59 | $ 27.09 | $ 21.99 |
| Total shareholders' equity | $ 4,881.7 | $ 4,847.5 | $ 4,617.2 | $ 4,454.9 | $ 3,619.9 |
| Less accumulated other comprehensive income | (933.6) | (1,212.1) | (894.3) | (700.2) | (403.5) |
| Adjusted shareholders' equity excluding AOCI | $ 3,948.1 | $ 3,635.4 | $ 3,722.9 | $ 3,754.7 | $ 3,216.4 |
| Shares outstanding for the period | 167,762,323 | 166,857,931 | 167,354,255 | 164,433,085 | 164,634,365 |
| Dilutive common stock equivalents related to: | | | | | |
| Stock options, restricted stock and performance units | 2,474,837 | 2,796,385 | 2,351,172 | 1,537,947 | 2,189,022 |
| Diluted shares outstanding | 170,237,160 | 169,654,316 | 169,705,427 | 165,971,032 | 166,823,387 |
| Book value per diluted share (a non-GAAP financial measure) | $ 23.19 | $ 21.43 | $ 21.94 | $ 22.62 | $ 19.28 |

CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 28

# Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance. The interest-adjusted benefit ratio excluding the impact of rate increases and other one-time impacts eliminates the release of reserves due to the impact of policyholder actions following rate increases and other one-time impacts.

(Dollars in millions)

| | 3Q17 | 4Q17 | 1Q18 | 2Q18 | 3Q18 |
|---|---|---|---|---|---|
| Bankers Life | | | | | |
| Long-term care benefit ratios | | | | | |
| Earned premium | $ 64.9 | $ 64.6 | $ 64.2 | $ 64.0 | $ 63.7 |
| Benefit ratio before imputed interest income on reserves | 117.3% | 115.4% | 116.3% | 119.3% | 122.5% |
| Interest-adjusted benefit ratio | 76.1% | 73.3% | 73.9% | 76.3% | 79.0% |
| Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits) | $ 15.5 | $ 17.3 | $ 16.8 | $ 15.1 | $ 13.4 |
| | | | | | |
| Washington National | | | | | |
| Supplemental health benefit ratios | | | | | |
| Earned premium | $ 147.2 | $ 149.4 | $ 151.3 | $ 151.8 | $ 152.2 |
| Benefit ratio before imputed interest income on reserves | 83.2% | 80.7% | 78.3% | 80.7% | 81.3% |
| Interest-adjusted benefit ratio | 59.0% | 56.6% | 54.4% | 56.6% | 56.9% |
| Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits) | $ 60.4 | $ 64.8 | $ 69.0 | $ 65.8 | $ 65.6 |

CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 29

Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 30

Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): Trailing Twelve Months Ended 3Q17 4Q17 1Q18 2Q18 3Q18 Operating income$ 300.0 $ 300.9 $ 315.0 $ 318.3 $ 329.1 Operating income, excluding significant items$ 269.7 $ 288.3 $ 299.6 $ 309.0 $ 321.8 Net Income (loss)$ 480.7 $ 175.6 $ 197.6 $ 216.4 $ (414.2) Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,220.5 $ 3,263.2 $ 3,275.4 $ 3,298.5 $ 3,232.7 Average common shareholders' equity$ 4,640.2 $ 4,733.8 $ 4,780.1 $ 4,740.9 $ 4,542.6 Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 9.3% 9.2% 9.6% 9.6% 10.2% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 8.4% 8.8% 9.1% 9.4% 10.0% Return on equity 10.4% 3.7% 4.1% 4.6% -9.1% (Continued on next page) CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 31

Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income(loss) (dollars in millions): Net Operating Net Operating Income, income, excluding Net excluding significant income (loss) - Net Operating Significant significant items - trailing Net trailing items (a) items four quarters income (loss) four quarters income 4Q16$ 84.9 $ (24.1) $ 60.8 $ 229.1 $ 234.2 $ 358.2 1Q17 59.8 1.9 61.7 244.2 62.3 375.0 2Q17 78.6 (6.1) 72.5 255.9 83.4 398.5 3Q17 76.7 (2.0) 74.7 269.7 100.8 480.7 4Q17 85.8 (6.4) 79.4 288.3 (70.9) 175.6 1Q18 73.9 (0.9) 73.0 299.6 84.3 197.6 2Q18 81.9 - 81.9 309.0 102.2 216.4 3Q18 87.5 - 87.5 321.8 (529.8) (414.2) (a) The significant items have been discussed in prior press releases. (Continued on next page) CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 32

Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income (loss) is as follows (dollars in millions): Twelve Months Ended 3Q17 4Q17 1Q18 2Q18 3Q18 Pretax operating earnings (a non-GAAP financial measure)$ 464.8 $ 454.7 $ 456.7 $ 439.7 $ 432.9 Income tax (expense) benefit (164.8) (153.8) (141.7) (121.4) (103.8) Operating return 300.0 300.9 315.0 318.3 329.1 Non-operating items: Net realized investment gains (losses), net of related amortization 36.5 49.3 26.2 21.9 25.1 Fair value changes in embedded derivative liabilities, net of related amortization 38.2 (2.5) 27.0 41.2 61.8 Fair value changes and amendment related to the agent deferred compensation plan 1.7 (12.2) (12.2) (1.2) 12.2 Loss on reinsurance transaction - - - - (704.2) Other (5.4) (8.8) (5.8) (8.4) (4.3) Non-operating income (loss) before taxes 71.0 25.8 35.2 53.5 (609.4) Income tax expense (benefit): On non-operating income (loss) 24.9 9.0 10.5 13.3 (128.0) Valuation allowance for deferred tax assets and other tax items (134.6) 142.1 142.1 142.1 261.9 Net non-operating income (loss) 180.7 (125.3) (117.4) (101.9) (743.3) Net income (loss) $ 480.7 $ 175.6 $ 197.6 $ 216.4 $ (414.2) (Continued on next page) CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 33

Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 1Q16 2Q16 3Q16 4Q16 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 2,975.3 $ 3,010.1 $ 3,010.1 $ 3,209.5 Net operating loss carryforwards 710.8 668.3 628.2 655.0 Accumulated other comprehensive income 540.5 777.8 855.5 622.4 Common shareholders' equity$ 4,226.6 $ 4,456.2 $ 4,493.8 $ 4,486.9 1Q17 2Q17 3Q17 4Q17 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,236.6 $ 3,263.2 $ 3,335.0 $ 3,225.6 Net operating loss carryforwards 640.6 621.6 613.1 409.8 Accumulated other comprehensive income 729.6 894.5 933.6 1,212.1 Common shareholders' equity$ 4,606.8 $ 4,779.3 $ 4,881.7 $ 4,847.5 1Q18 2Q18 3Q18 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,318.7 $ 3,366.0 $ 2,705.8 Net operating loss carryforwards 404.2 388.7 510.6 Accumulated other comprehensive income 894.3 700.2 403.5 Common shareholders' equity$ 4,617.2 $ 4,454.9 $ 3,619.9 CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 34

Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): Trailing Four Quarter Average 3Q17 4Q17 1Q18 2Q18 3Q18 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,220.5 $ 3,263.2 $ 3,275.4 $ 3,298.5 $ 3,232.7 Net operating loss carryforwards 634.4 601.9 541.7 483.1 441.1 Accumulated other comprehensive income 785.3 868.7 963.0 959.3 868.8 Common shareholders' equity$ 4,640.2 $ 4,733.8 $ 4,780.1 $ 4,740.9 $ 4,542.6 CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 35

# Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)

The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows (dollars in millions):

| | 3Q17 | 4Q17 | 1Q18 | 2Q18 | 3Q18 |
|---|---|---|---|---|---|
| Corporate notes payable | $ 914.4 | $ 914.6 | $ 915.1 | $ 915.7 | $ 916.2 |
| Total shareholders' equity | 4,881.7 | 4,847.5 | 4,617.2 | 4,454.9 | 3,619.9 |
| Total capital | $ 5,796.1 | $ 5,762.1 | $ 5,532.3 | $ 5,370.6 | $ 4,536.1 |
| Corporate debt to capital | 15.8% | 15.9% | 16.5% | 17.1% | 20.2% |
| Corporate notes payable | $ 914.4 | $ 914.6 | $ 915.1 | $ 915.7 | $ 916.2 |
| Total shareholders' equity | 4,881.7 | 4,847.5 | 4,617.2 | 4,454.9 | 3,619.9 |
| Less accumulated other comprehensive income | (933.6) | (1,212.1) | (894.3) | (700.2) | (403.5) |
| Total capital | $ 4,862.5 | $ 4,550.0 | $ 4,638.0 | $ 4,670.4 | $ 4,132.6 |
| Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) | 18.8% | 20.1% | 19.7% | 19.6% | 22.2% |

CNO Financial Group | Third Quarter 2018 Earnings | November 1, 2018 36